As filed with the Securities and Exchange Commission on January 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARDIOL THERAPEUTICS INC. (Exact name of Registrant as specified in its charter)
Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
602-2265 Upper Middle Road East Oakville, Ontario Canada (Address of Principal Executive Offices)	L6H 0G5 (Zip Code)

OMNIBUS EQUITY INCENTIVE PLAN

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, NY 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A Common Shares	4,470,569 shares	$1.93	$8,628,198.17	$799.83

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional common shares that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the Omnibus Equity Incentive Plan (the “Plan”).

(2) Calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for common shares of Cardiol Therapeutics Inc. (the “Registrant”) reported on The Nasdaq Stock Market LLC on January 14, 2022, which was US$1.93 per share.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed by the Registrant for the purpose of registering an additional 4,470,569 common shares issuable pursuant to the Plan. These additional common shares are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective. The Registrant previously registered common shares for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 19, 2021 (File No. 333-258940), as amended by Post-Effective Amendment No. 1 filed with the Commission on January 18, 2022. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Omnibus Equity Incentive Plan
5.1	Opinion of Borden Ladner Gervais LLP
23.1	Consent of Borden Ladner Gervais LLP (contained in Exhibit 5.1 hereto)
23.2	Consent of BDO Canada s.r.l./S.E.N.C.R.L./LLP
24.1	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on January 18, 2022.

CARDIOL THERAPEUTICS INC.

By:	/s/ David Elsley
Name: David Elsley
Title: Chief Executive Officer

POWERS OF ATTORNEY

AND

SIGNATURES

Each person whose signature appears below constitutes and appoints David Elsley and Chris Waddick, or either of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement, registration statements filed pursuant to Rule 429 under the Securities Act, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2022.

Signature	Title

/s/ David Elsley	Chief Executive Officer and Director
David Elsley	(principal executive officer)

/s/ Chris Waddick	Chief Financial Officer
Chris Waddick	(principal financial and accounting officer)

/s/ Guillermo Torre-Amione	Director, Chair
Guillermo Torre-Amione

/s/ Peter Pekos	Director
Peter Pekos

/s/ Colin G. Stott	Director
Colin G. Stott

/s/ Iain Chalmers	Director
Iain Chalmers

/s/ Michael J. Willner	Director
Michael J. Willner

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as duly authorized representative of Cardiol Therapeutics Inc. in the United States, on January 18, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director